Filed Pursuant to Rule 433
Registration No. 333-213187

Pricing Term Sheet

5-year Senior Fixed Rate Notes due 2021

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,250,000,000 2.273% senior notes due 2021

Issue Price:	100.000%

Maturity Date:	September 13, 2021

Interest Rate:	2.273%

Treasury Benchmark:	5-year U.S. Treasury, 1.125% due August 31, 2021

Treasury Benchmark Price / Yield:	100-00 1/4 / 1.123%

Spread to Treasury Benchmark:	115 basis points

Reoffer Yield:	2.273%

Interest Payment Dates:	March 13 and September 13 of each year, starting on March 13, 2017

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 7, 2016

Settlement Date:	September 13, 2016 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, KKR Capital Markets LLC, BNP Paribas, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp. and Citizens Capital Markets, Inc.

CUSIP:	60687Y AE9

ISIN:	US60687YAE95

Common Code:	148174954

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, J.P. Morgan Securities LLC, at 1-212-834-4533 or Goldman, Sachs & Co., toll free at 1-866-471-2526.

Pricing Term Sheet

10-year Senior Fixed Rate Notes due 2026

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,000,000,000 2.839% senior notes due 2026

Issue Price:	100.000%

Maturity Date:	September 13, 2026

Interest Rate:	2.839%

Treasury Benchmark:	10-year U.S. Treasury, 1.500% due August 15, 2026

Treasury Benchmark Price / Yield:	99-20+ / 1.539%

Spread to Treasury Benchmark:	130 basis points

Reoffer Yield:	2.839%

Interest Payment Dates:	March 13 and September 13 of each year, starting on March 13, 2017

Day Count:	30/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 7, 2016

Settlement Date:	September 13, 2016 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, KKR Capital Markets LLC, BNP Paribas, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp. and Citizens Capital Markets, Inc.

CUSIP:	60687Y AG4

ISIN:	US60687YAG44

Common Code:	148175098

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, J.P. Morgan Securities LLC, at 1-212-834-4533 or Goldman, Sachs & Co., toll free at 1-866-471-2526.

Pricing Term Sheet

Senior Floating Rate Notes due 2021

Issuer:	Mizuho Financial Group, Inc. (the “Issuer”)

Expected Security Ratings:*	A1 (Moody’s) / A- (S&P)

Securities Offered:	Aggregate principal amount of U.S.$1,000,000,000 senior floating rate notes due 2021

Issue Price:	100.000%

Maturity Date:	September 13, 2021

Interest Rate:	Three-month U.S. Dollar LIBOR plus 1.14%

Interest Payment Dates:	March 13, June 13, September 13 and December 13 of each year, starting on December 13, 2016

Day Count:	ACT/360

Ranking:	Direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of the Issuer (except for statutorily preferred exceptions) from time to time outstanding.

Trade Date:	September 7, 2016

Settlement Date:	September 13, 2016 (T+4)

Business Days:	New York and Tokyo

Minimum Denomination:	U.S.$200,000 or integral multiples of U.S.$1,000 in excess thereof.

Listing:	Singapore Exchange Securities Trading Limited

Billing and Delivering:	Mizuho Securities USA Inc.

Joint Lead Managers and Joint Bookrunners:	Mizuho Securities USA Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc.

Co-Managers:	Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, KKR Capital Markets LLC, BNP Paribas, Deutsche Bank Securities Inc., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., CIBC World Markets Corp. and Citizens Capital Markets, Inc.

CUSIP:	60687Y AF6

ISIN:	US60687YAF60

Common Code:	148176299

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time by the assigning rating agencies.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Mizuho Securities USA Inc., toll free at 1-866-271-7403, J.P. Morgan Securities LLC, at 1-212-834-4533 or Goldman, Sachs & Co., toll free at 1-866-471-2526.